EXHIBIT 23.11

CONSENT OF KESSELMAN & KESSELMAN CPAs (ISR), INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61895 and No. 33355970) of Ampal American Israel Corporation of our report dated March 9, 2004 relating to the financial statements of Ophir Holdings Ltd., which appears in this Form 10-K.

/s/ KESSELMAN & KESSELMAN CPAs ( ISR)
A member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 24, 2004